FOR IMMEDIATE RELEASE	Tuesday, August 1, 2017
TEGNA Inc. Reports 2017 Second Quarter Results
McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today announced strong financial results for the 2017 second quarter subsequent to the now completed spin-off of Cars.com and sale of CareerBuilder.

Highlights for the second quarter include the following:

•	Total company revenue growth from continuing operations of 3 percent; Media revenue growth of 5 percent primarily driven by new initiatives and a substantial increase in subscription revenue

•	GAAP earnings per diluted share from continuing operations of $0.23; non-GAAP earnings per diluted share from continuing operations of $0.29

•	Net income from continuing operations was $49 million; Adjusted EBITDA excluding corporate totaled $186 million

•	Completed successful spin-off of Cars.com in the second quarter; received tax-free distribution of $650 million, most of which was used to reduce debt in the second quarter

•	Completed sale of CareerBuilder for gross proceeds of $250 million in cash and retained 12 percent ownership stake and two board seats

•
Finalized OTT distribution deals with all of the company’s major network partners and multiple OTT streaming services at per-subscriber economic terms equal to or better than per-subscriber economics of traditional MVPDs

•	OTT ad network Premion surged to 1,965 campaigns, 372 advertisers across 190 markets, from a base of zero since launching less than 9 months ago

Dave Lougee, president and chief executive officer, said, “For its first quarter reporting as a pure play media company, TEGNA delivered solid operating results. Comparable revenue was up five percent, at the high-end of guidance, and Adjusted EBITDA margin, excluding corporate, was 38 percent. We are successfully executing our strategy of being a best-in-class operator, transforming our content, sales and marketing offerings through innovation and data-driven decision making. Leveraging our scale derived from our industry-leading local stations in large markets across a third of the country, we are reaching new audiences and advertising clients, and expanding the markets we’re targeting with new products and businesses.”

Lougee continued, “Looking ahead, we believe industry consolidation in a changing regulatory environment presents a compelling opportunity for TEGNA. Our track record in broadcast operations, along with our scale and financial firepower, uniquely positions us to play an active role in vertical and horizontal consolidation, and we will evaluate and pursue accretive opportunities to enhance our organic growth strategy, all within our usual financial discipline. Our capital allocation strategy has provided us with a strong balance sheet that gives us the flexibility to act opportunistically, and our success in achieving synergy targets demonstrates our ability to execute. In addition, our strategic and innovative initiatives in content, programming and sales give us the ability to create additional shareholder value through M&A, whether vertical or horizontal, beyond traditional revenue and cost synergies.”

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Lougee concluded, “Reflecting our ongoing investment in content-related initiatives, we made great progress across a number of innovations. Notably, we launched VERIFY news fact-checking segments across all our platforms, as well as HeartThreads, a new national digital content vertical. We announced the host line-up and September 11 premiere date for our TEGNA-owned daily, live syndicated program “Daily Blast LIVE,” which will air live in 36 TEGNA markets and nationally on Facebook and YouTube. We announced a new live, daily talk show, “Sister Circle,” produced out of WATL in Atlanta, which will premiere on September 11 in 12 TEGNA markets and nationally live on TV One, reaching 60 percent of U.S. television households. TEGNA and KXTV in Sacramento partnered with the Cheddar OTT network to launch “Cheddar Local,” which will provide KXTV with local business and technology segments relevant to the Sacramento community.”

On May 31, 2017, TEGNA completed the spin-off of Cars.com and received a tax-free distribution of $650 million in cash. On July 31, 2017, TEGNA, together with the other owners of CareerBuilder, completed the sale of a controlling interest in this non-core business. Results for Cars.com and CareerBuilder are now reflected as Discontinued Operations in TEGNA’s Statements of Income for all periods presented.

As a result, TEGNA will report one segment going forward which will include Media and a small remaining digital marketing services contract that was previously reported in the Digital Segment. However, the historical financial results include the impact of a transition services agreement with Gannett, which concluded in June 2017, as well as Cofactor, which was sold in December 2016. Neither the transition services agreement or Cofactor were included in the former Media Segment. In addition, the company repositioned digital marketing services in the past year and shut down its direct sales business late last year, also adversely impacting revenue comparisons to last year. These unfavorable comparisons will continue through the second quarter of 2018.

SECOND QUARTER
CONTINUING OPERATIONS
The following table summarizes the quarterly year-over-year changes in continuing operations for both GAAP and non-GAAP measures (in thousands).

	GAAP		Non-GAAP
	Q2 2017	Q2 2016	Q2 2017	Q2 2016

Operating revenue	$489,369	$476,978	$489,369	$476,978
Operating expense	339,289	317,242	336,585	306,664
Operating income	$150,080	$159,736	$152,784	$170,314

See Table 2 for reconciliations between non-GAAP measures and the most directly comparable GAAP reported numbers.

Total company revenues were 3 percent higher year-over-year driven by 5 percent growth in Media from new initiatives and a substantial increase in subscription revenue. This growth was partially offset by the changes to the Digital Segment described above.

The company now reports a new revenue line, Advertising and Marketing Services, to better reflect its strategy to focus on marketing all products across platforms as well as new initiatives. This category includes all of the company’s traditional and digital revenues including Premion, Hatch, G/O Digital and other digital advertising and marketing revenues across our platforms.

The “Retransmission” revenue category has been renamed “Subscription” to better reflect the future changes in that revenue stream, including the distribution of TEGNA stations on OTT streaming services.

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Revenue growth was driven by a $34.5 million increase in subscription revenue as well as revenue contributions from new initiatives including OTT ad network Premion and Hatch, the company's centralized marketing resource. Revenue growth was partially offset by a decline in advertising and marketing services revenue and lower politically-related advertising.

The following table summarizes the year-over-year changes in revenue categories (in thousands).

	Q2 2017	Q2 2016	Percentage Change
Advertising & Marketing Services (a)	296,346	314,044	(5.6%)	(b)
Political	7,446	10,246	(27.3%)
Subscription (c)	180,343	145,804	23.7%
Other	5,234	4,174	25.4%
Cofactor	—	2,710	(100.0%)
Total	$489,369	$476,978	2.6%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services businesses.
(b) This change includes the impact of the conclusion of a transition services agreement with Gannett for several digital marketing services previously reported in the Digital Segment. Adjusting for the impact of this, Advertising and Marketing Services was down 3%.

(c) Reverse compensation to networks is included as part of programming costs.

Reported operating expenses were up 7 percent in the quarter. On a non-GAAP basis, operating expenses increased 10 percent primarily due to substantially higher programming fees and continued investment in growth initiatives offset partially by the absence of expenses associated with Cofactor. Corporate expenses in the second quarter of 2017 were $14.2 million.

Reported operating income declined 6 percent compared to the second quarter in 2016. On a non-GAAP basis, operating income was 10 percent lower as several factors impacted revenue growth comparisons and substantially higher programming fees drove the increase in operating expenses.

Adjusted EBITDA (a non-GAAP measure detailed in Table 3) was $171.5 million in the quarter and the Adjusted EBITDA margin equaled 35 percent. Adjusted EBITDA excluding corporate expenses totaled $185.6 million which resulted in a margin of 38 percent.

Net income from continuing operations totaled $49.3 million. On a non-GAAP basis, net income from continuing operations was $63.1 million, a decline of 18 percent.

Special items in the second quarter of 2017 unfavorably impacted GAAP results by $0.06 per share due to non-cash asset impairments, severance, other expenses primarily related to the spin-off of Cars.com and deferred tax adjustments (refer to Table 2 for a reconciliation of results on a GAAP and non-GAAP basis).

THIRD QUARTER
GUIDANCE
Total company revenue comparisons will be unfavorably impacted by the absence of record Olympic revenue in 2016 and substantially lower political advertising than a year ago, as well as the conclusion of a transition services agreement for several digital marketing services and the absence of revenue from the sale of Cofactor last year.

As a result, total company revenue is expected to decline in the high-single digits to low-double digits in the third quarter of 2017 compared to the year-ago quarter. However, on a comparable basis, excluding the impact of the Olympics, political spending, the conclusion of a transition services agreement for several digital marketing services previously reported in the Digital Segment and Cofactor, total company revenue is expected to increase in the mid-single digits year-over-year.

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SECOND QUARTER
NON-OPERATING AND CASH FLOW ITEMS
Interest expense in the quarter was $54.8 million compared to $56.1 million in the second quarter of 2016. The decline was due primarily to lower average debt outstanding partially offset by a higher average interest rate.

Other non-operating expense was $21.1 million in the quarter compared to an expense of $4.6 million in the second quarter of 2016. The $16.5 million increase primarily reflects expenses associated with the spin-off of Cars.com and non-cash asset impairment charges. On a non-GAAP basis, other non-operating activity resulted in a net expense of $1.4 million in the second quarter of 2017, relatively unchanged from the second quarter of 2016.

Cash flow from operating activities for the second quarter of 2017 was $98.4 million. Free cash flow (a non-GAAP measure - Refer to Table 4) totaled $66.7 million for the quarter. Second quarter 2017 cash flow from operating activities and free cash flow were lower both year-over-year and sequentially due to the payment of NBC network reverse compensation on 11 TV stations for the first time in 2017. New tax legislation that changed the timing of cash tax payments from the first quarter to the second quarter in 2017 also contributed to the sequential decline.

Subsequent to the quarter end, TEGNA completed the sale of CareerBuilder for gross proceeds of $250 million. The company estimates that, net of taxes and other adjustments, cash proceeds will be approximately $220 million, which TEGNA intends to use to retire existing debt and for other general corporate purposes. Under the terms of the agreement, TEGNA will remain an ongoing partner in CareerBuilder, reducing its previous 53 percent controlling interest to 12 percent on a fully-diluted basis and retaining two seats on CareerBuilder’s Board of Directors.

Long-term debt outstanding was $3.3 billion and total cash was $65.7 million at the end of the quarter. Dividends paid in the quarter totaled $30.1 million. The effective tax rate in the quarter was 32.7 percent on a GAAP basis. On a non-GAAP basis, the effective tax rate was 34.0 percent.

SECOND QUARTER
DISCONTINUED OPERATIONS
Results for Cars.com and CareerBuilder are now reflected as Discontinued Operations in the company's Statements of Income. As previously disclosed, the company will record a non-cash impairment charge in the second quarter in connection with the planned disposition of CareerBuilder. The non-cash charge attributable to TEGNA is expected to be approximately $275 million. As a result, net loss attributable to TEGNA including Discontinued Operations is expected to be approximately $130 million for the second quarter of 2017. Final results will be published when the company files its quarterly report on Form 10-Q, which is expected to occur before August 9, 2017.

* * * *
As previously announced, the company will hold an earnings conference call at 10:00 a.m. E.T. today. The call can be accessed via a live webcast through the company's Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-888-352-6809 and international callers should dial 1-323-794-2093 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 1006933. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Tuesday, August 1 at 2 p.m. (ET) to Tuesday, August 15 at 2 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 1006933. Materials related to the call will be available through the Investor Relations section of the company's website Tuesday morning.

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TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 46 television stations in 38 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top 4 affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and 32 million across its digital platforms. TEGNA has been consistently honored with the industry’s top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA delivers results for advertisers through unparalleled and innovative solutions including OTT local advertising network Premion, centralized marketing resource Hatch, and digital marketing services business (formerly G/O Digital), a one-stop shop for local businesses to connect with consumers through digital marketing. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Anne Bentley
Vice President, Investor Relations	Vice President, Corporate Communications
703-873-6917	703-873-6366
jheinz@TEGNA.com	abentley@TEGNA.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Three Months Ended June 30,
	2017	2016	% Increase (Decrease)

Revenues	$489,369	$476,978	2.6

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	229,683	196,935	16.6
Business units - Selling, general and administrative expenses, exclusive of depreciation	75,302	81,975	(8.1)
Corporate - General and administrative expenses, exclusive of depreciation	14,248	14,351	(0.7)
Depreciation	13,318	14,478	(8.0)
Amortization of intangible assets	5,388	5,775	(6.7)
Asset impairment and facility consolidation charges	1,350	3,728	(63.8)
Total	339,289	317,242	6.9
Operating income (a)	150,080	159,736	(6.0)

Non-operating expense:
Equity loss in unconsolidated investments, net	(946)	(4,996)	(81.1)
Interest expense	(54,843)	(56,143)	(2.3)
Other non-operating items (a)	(21,108)	(4,562)	****
Total	(76,897)	(65,701)	17.0

Income before income taxes	73,183	94,035	(22.2)
Provision for income taxes	23,913	27,037	(11.6)
Income from continuing operations	$49,270	$66,998	(26.5)

Earnings from continuing operations per share:
Basic	$0.23	$0.31	(25.8)
Diluted	$0.23	$0.30	(23.3)

Weighted average number of common shares outstanding:
Basic	215,501	216,518	(0.5)
Diluted	217,812	220,204	(1.1)

Dividends declared per share	$0.07	$0.14	(50.0)

(a) In the first quarter of 2017, the company adopted new accounting guidance that changed the classification of certain components of net periodic pension and other post-retirement benefit expense (post-retirement benefit expense). The service cost component of the post-retirement benefit expense will continue to be presented as an operating expense while all other components of post-retirement benefit expense will be presented as non-operating expense. The prior year period was adjusted to reflect the effects of applying the new guidance. This resulted in an increase to operating income in second quarter of 2017 and 2016 of $1.9 million and $2.6 million, respectively. Net income, earnings per share, and retained earnings was not impacted by the new standard.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Six Months Ended June 30,
	2017	2016	% Increase (Decrease)

Revenues	$948,439	$937,616	1.2

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	461,091	389,563	18.4
Business units - Selling, general and administrative expenses, exclusive of depreciation	143,731	163,241	(12.0)
Corporate - General and administrative expenses, exclusive of depreciation	29,581	27,838	6.3
Depreciation	26,535	29,441	(9.9)
Amortization of intangible assets	10,777	11,767	(8.4)
Asset impairment and facility consolidation charges	3,533	3,728	(5.2)
Total	675,248	625,578	7.9
Operating income (a)	273,191	312,038	(12.4)

Non-operating expense:
Equity loss in unconsolidated investments, net	(2,415)	(1,565)	54.3
Interest expense	(110,258)	(117,843)	(6.4)
Other non-operating items (a)	(23,182)	(4,155)	****
Total	(135,855)	(123,563)	9.9

Income before income taxes	137,336	188,475	(27.1)
Provision for income taxes	43,408	53,597	(19.0)
Income from continuing operations	$93,928	$134,878	(30.4)

Earnings from continuing operations per share:
Basic	$0.44	$0.62	(29.0)
Diluted	$0.43	$0.61	(29.5)

Weighted average number of common shares outstanding:
Basic	215,404	217,902	(1.1)
Diluted	217,691	221,729	(1.8)

Dividends declared per share	$0.21	$0.28	(25.0)

(a) In the first quarter of 2017, the company adopted new accounting guidance that changed the classification of certain components of net periodic pension and other post-retirement benefit expense (post-retirement benefit expense). The service cost component of the post-retirement benefit expense will continue to be presented as an operating expense while all other components of post-retirement benefit expense will be presented as non-operating expense. The prior year period was adjusted to reflect the effects of applying the new guidance. This resulted in an increase to operating income in the six months ended June 30, 2017 and 2016 of $3.3 million and $4.0 million, respectively. Net income, earnings per share, and retained earnings was not impacted by the new standard.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Executive Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, media revenue, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of severance expense, charges related to asset impairment and facility consolidations, costs associated with the Cars.com spin-off transaction, and certain tax benefit associated with Cars.com spin-off and sale of CareerBuilder. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of expenses, charges and gains in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the company's ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate), non-GAAP financial performance measures that it believes offer a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items such as spin-off transaction expenses and investment income, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation and (9) amortization. The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income from continuing operations. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Three Months Ended June 30, 2017	Severance expense	Operating asset impairment and facility consolidation	Other non-operating items	Special tax benefit	Three Months Ended June 30, 2017

Cost of revenues and operating expenses, exclusive of depreciation	$229,683	$(138)	$—	$—	$—	$229,545
Business units - Selling, general and administrative expenses, exclusive of depreciation	75,302	(1,079)	—	—	—	74,223
Corporate - General and administrative expenses, exclusive of depreciation	14,248	(137)	—	—	—	14,111
Asset impairment and facility consolidation charges	1,350	—	(1,350)	—	—	—
Operating expenses	339,289	(1,354)	(1,350)	—	—	336,585
Operating income	150,080	1,354	1,350	—	—	152,784
Other non-operating items	(21,108)	—	—	19,754	—	(1,354)
Total non-operating expense	(76,897)	—	—	19,754	—	(57,143)
Income before income taxes	73,183	1,354	1,350	19,754	—	95,641
Provision for income taxes	23,913	523	522	3,942	3,637	32,537
Net income from continuing operations	49,270	831	828	15,812	(3,637)	63,104
Net income from continuing operations per share-diluted (a)	$0.23	$—	$—	$0.07	$(0.02)	$0.29
(a) - Per share amounts do not sum due to rounding.

	GAAP Measure	Special Items				Non-GAAP Measure
	Three Months Ended June 30, 2016	Severance expense	Operating asset impairment and facility consolidation	Equity investment impairment	Other non-operating items	Three Months Ended June 30, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$196,935	$(5,480)	$—	$—	$—	$191,455
Business units - Selling, general and administrative expenses, exclusive of depreciation	81,975	(1,370)	—	—	—	80,605
Corporate - General and administrative expenses, exclusive of depreciation	14,351	—	—	—	—	14,351
Asset impairment and facility consolidation charges	3,728	—	(3,728)	—	—	—
Operating expenses	317,242	(6,850)	(3,728)	—	—	306,664
Operating income	159,736	6,850	3,728	—	—	170,314
Equity loss in unconsolidated investments, net	(4,996)	—	—	1,869	—	(3,127)
Other non-operating items	(4,562)	—	—	—	3,163	(1,399)
Total non-operating expense	(65,701)	—	—	1,869	3,163	(60,669)
Income before income taxes	94,035	6,850	3,728	1,869	3,163	109,645
Provision for income taxes	27,037	2,656	1,445	725	1,068	32,931
Net income from continuing operations	66,998	4,194	2,283	1,144	2,095	76,714
Net income from continuing operations per share - diluted	$0.30	$0.02	$0.01	$0.01	$0.01	$0.35

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Six Months Ended June 30, 2017	Severance expense	Operating asset impairment	Other non-operating items	Special tax benefit	Six Months Ended June 30, 2017

Cost of revenues and operating expenses, exclusive of depreciation	$461,091	$(522)	$—	$—	$—	$460,569
Business units - Selling, general and administrative expenses, exclusive of depreciation	143,731	(2,394)	—	—	—	141,337
Corporate - General and administrative expenses, exclusive of depreciation	29,581	(137)	—	—	—	29,444
Asset impairment and facility consolidation charges	3,533	—	(3,533)	—	—	—
Operating expenses	675,248	(3,053)	(3,533)	—	—	668,662
Operating income	273,191	3,053	3,533	—	—	279,777
Other non-operating items	(23,182)	—	—	29,303	—	6,121
Total non-operating expense	(135,855)	—	—	29,303	—	(106,552)
Income before income taxes	137,336	3,053	3,533	29,303	—	173,225
Provision for income taxes	43,408	1,174	1,325	6,292	3,637	55,836
Net income from continuing operations	93,928	1,879	2,208	23,011	(3,637)	117,389
Net income from continuing operations per share-diluted	$0.43	$0.01	$0.01	$0.11	$(0.02)	$0.54

	GAAP Measure	Special Items				Non-GAAP Measure
	Six Months Ended June 30, 2016	Severance expense	Operating asset impairment	Equity investment impairment	Other non-operating items	Six Months Ended June 30, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$389,563	$(11,515)	$—	$—	$—	$378,048
Business units - Selling, general and administrative expenses, exclusive of depreciation	163,241	(5,733)	—	—	—	157,508
Corporate - General and administrative expenses, exclusive of depreciation	27,838	—	—	—	—	27,838
Asset impairment and facility consolidation charges	3,728	—	(3,728)	—	—	—
Operating expenses	625,578	(17,248)	(3,728)	—	—	604,602
Operating income	312,038	17,248	3,728	—	—	333,014
Equity (loss) income in unconsolidated investments, net	(1,565)	—	—	1,869	—	304
Other non-operating items	(4,155)	—	—	—	3,163	(992)
Total non-operating expense	(123,563)	—	—	1,869	3,163	(118,531)
Income before income taxes	188,475	17,248	3,728	1,869	3,163	214,483
Provision for income taxes	53,597	6,687	1,445	725	1,068	63,522
Net income from continuing operations	134,878	10,561	2,283	1,144	2,095	150,961
Net income from continuing operations per share-diluted (a)	$0.61	$0.05	$0.01	$0.01	$0.01	$0.68
(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

	Three Months Ended June 30,
	2017	2016	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$49,270	$66,998	(26.5)
Provision for income taxes	23,913	27,037	(11.6)
Interest expense	54,843	56,143	(2.3)
Equity loss in unconsolidated investments, net	946	4,996	(81.1)
Other non-operating expense	21,108	4,562	****
Operating income (GAAP basis)	150,080	159,736	(6.0)
Severance expense	1,354	6,850	(80.2)
Asset impairment and facility consolidation charges	1,350	3,728	(63.8)
Adjusted operating income (non-GAAP basis)	152,784	170,314	(10.3)
Depreciation	13,318	14,478	(8.0)
Amortization	5,388	5,775	(6.7)
Adjusted EBITDA (non-GAAP basis)	$171,490	$190,567	(10.0)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	14,111	14,351	(1.7)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$185,601	$204,918	(9.4)

	Six Months Ended June 30,
	2017	2016	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$93,928	$134,878	(30.4)
Provision for income taxes	43,408	53,597	(19.0)
Interest expense	110,258	117,843	(6.4)
Equity loss in unconsolidated investments, net	2,415	1,565	54.3
Other non-operating expense	23,182	4,155	****
Operating income (GAAP basis)	273,191	312,038	(12.4)
Severance expense	3,053	17,248	(82.3)
Asset impairment and facility consolidation charges	3,533	3,728	(5.2)
Adjusted operating income (non-GAAP basis)	279,777	333,014	(16.0)
Depreciation	26,535	29,441	(9.9)
Amortization	10,777	11,767	(8.4)
Adjusted EBITDA (non-GAAP basis)	$317,089	$374,222	(15.3)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	29,444	27,838	5.8
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$346,533	$402,060	(13.8)

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net cash flow from operating activities	$98,417	$102,186	$239,305	$229,244
Purchase of property and equipment	(31,744)	(23,601)	(49,703)	(40,050)
Free cash flow	$66,673	$78,585	$189,602	$189,194

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

As a result of the spin-off of Cars.com and entering into a definitive agreement to sell the majority ownership in CareerBuilder, the company has reclassified the historical financial results of the Digital Segment to discontinued operations.  In addition, in the second quarter the company's Digital Marketing Solutions business (known as G/O Digital) was realigned and is now reported together with the media business.  The historical income statement information presented below has been restated to reflect these changes.  The tables below reconcile the company’s continuing operations on a GAAP basis to the non-GAAP presentation.

	TEGNA GAAP Cont Ops	Special Items (1)	TEGNA Non- GAAP

Three Months Ended Mar. 31, 2016
Revenues	$460,638	$—	$460,638
Operating expenses excluding corporate	294,128	(10,398)	283,730
Corporate	14,208	—	14,208
Operating expense	308,336	(10,398)	297,938
Operating income	152,302	10,398	162,700
Depreciation	14,963	—	14,963
Amortization	5,992	—	5,992
Adjusted EBITDA	$173,257	$10,398	$183,655

Three Months Ended June 30, 2016
Revenues	$476,978	$—	$476,978
Operating expenses excluding corporate	300,559	(8,714)	291,845
Corporate	16,683	(1,864)	14,819
Operating expense	317,242	(10,578)	306,664
Operating income	159,736	10,578	170,314
Depreciation	14,478	—	14,478
Amortization	5,775	—	5,775
Adjusted EBITDA	$179,989	$10,578	$190,567

Three Months Ended Sept. 30, 2016
Revenues	$519,617	$—	$519,617
Operating expenses excluding corporate	317,682	(16,532)	301,150
Corporate	16,084	(1,556)	14,528
Operating expense	333,766	(18,088)	315,678
Operating income	185,851	18,088	203,939
Depreciation	13,212	—	13,212
Amortization	5,776	—	5,776
Adjusted EBITDA	$204,839	$18,088	$222,927

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5 (continued)

	TEGNA GAAP Cont Ops	Special Items (1)	TEGNA Non- GAAP

Three Months Ended Dec. 31, 2016
Revenues	$546,855	$—	$546,855
Operating expenses excluding corporate	321,168	(15,360)	305,808
Corporate	15,424	(1,665)	13,759
Operating expense	336,592	(17,025)	319,567
Operating income	210,263	17,025	227,288
Depreciation	12,716	—	12,716
Amortization	5,721	—	5,721
Adjusted EBITDA	$228,700	$17,025	$245,725

YTD 2016
Revenues	$2,004,088	$—	$2,004,088
Operating expenses excluding corporate	1,233,537	(51,004)	1,182,533
Corporate	62,399	(5,085)	57,314
Operating expense	1,295,936	(56,089)	1,239,847
Operating income	708,152	56,089	764,241
Depreciation	55,369	—	55,369
Amortization	23,264	—	23,264
Adjusted EBITDA	$786,785	$56,089	$842,874

Three Months Ended Mar. 31, 2017
Revenues	$459,070	$—	$459,070
Operating expenses excluding corporate	320,355	(2,958)	317,397
Corporate	15,604	(924)	14,680
Operating expense	335,959	(3,882)	332,077
Operating income	123,111	3,882	126,993
Depreciation	13,217	—	13,217
Amortization	5,389	—	5,389
Adjusted EBITDA	$141,717	$3,882	$145,599

(1) Special items primarily include workforce restructuring charges, operating asset impairments and facility consolidation charges.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 6

“Media revenue” is a non-GAAP financial performance measure used in addition to and in conjunction with results presented in accordance with GAAP.

	Three Months Ended June 30,
	2017	2016	% Increase (Decrease)

Total company revenues (GAAP basis)	$489,369	$476,978	2.6
Factors unrelated to Media results impacting comparisons:
CoFactor (sold in December 2016)	—	2,710	****
Discontinued digital marketing services (a)	6,172	13,751	(55.1)
Media revenues	$483,197	$460,517	4.9
(a) - Primarily includes revenues related to a Gannett transition services agreement which has been discontinued.